UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 25, 2024

WISA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15268 NW Greenbrier Pkwy Beaverton, OR	97006
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 26, 2024, WiSA Technologies, Inc., a Delaware corporation (the “Company”), entered into a warrant amendment agreement (the “Warrant Amendment Agreement”), with certain holders (the “Holders”) of (i) certain common stock purchase warrants, issued by the Company to such Holders in connection with certain inducement agreements, dated as of December 5, 2023, by and between the Company and each such Holder (the “December 2023 Warrants”), as amended by that certain warrant amendment agreement, dated as of February 5, 2024, (ii) certain common stock purchase warrants, dated January 23, 2024 (the “January 2024 Warrants”), and (iii) certain common stock purchase warrants, dated February 13, 2024 (the “February 2024 Warrants”, and together with the December 2023 Warrants and the January 2024 Warrants, the “Original Warrants”), whereby the Holders agreed to (i) amend the exercisability provision in the December 2023 Warrants and January 2024 Warrants so such warrants shall not be exercisable until one or more certificates of amendment to the Company’s certificate of incorporation, as amended, are filed with the Secretary of State of the State of Delaware to effectuate an increase in authorized shares of capital stock of the Company and a reverse stock split of the Company’s outstanding shares of common stock, par value $0.0001 per share (“Common Stock”); and (ii) remove certain exercise price reset, right to reprice and/or share adjustment provisions in the Original Warrants, to be effective following the first adjustments following the Company’s next reverse stock split of its shares of Common Stock, pursuant to each of Section 2(c) in the December 2023 Warrants and the January 2024 Warrants and Section 3(f) of the February 2024 Warrants, as applicable, for purposes of compliance with The Nasdaq Stock Market LLC (“Nasdaq”).

The foregoing summary of the Warrant Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Warrant Amendment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On March 25, 2024, the Company issued a press release announcing the addition of two new features to its WiSA E wireless immersive audio software stack, updated guidance on signing licensing agreements for its WiSA E software, and its preliminary, unaudited revenue and net loss for the year ended December 31, 2023. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of this Form 8-K, the information contained in Items 1.01 and 5.03 of this Form 8-K and Exhibit 10.1 to this Form 8-K are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported in a Current Report on Form 8-K filed by the Company on March 18, 2024, at a special meeting of the Company’s stockholders held on March 15, 2024, the stockholders of the Company voted to approve an amendment to the Company’s certificate of incorporation, as amended (“Certificate of Incorporation”), to increase the number of authorized shares of capital stock that the Company may issue from 220,000,000 shares to 320,000,000 shares, of which 300,000,000 shares shall be classified as common stock, par value $0.0001 per share (the “Charter Amendment”).

On March 25, 2024, the Company filed the Charter Amendment with the Secretary of State of the State of Delaware.

The foregoing summary of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

The disclosures in Item 2.02 of this Form 8-K and Exhibit 99.1 to this Form 8-K are incorporated herein by reference.

As previously disclosed, on February 14, 2024, the Company received notice from the Listing Qualifications Staff (the “Staff”) of Nasdaq that the Staff determined to delist the Company’s securities from Nasdaq, unless the Company timely requested an appeal of the Staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series.

The Company timely filed its appeal with Nasdaq and has received a hearing date of March 28, 2024. While the appeal process is pending, the suspension of trading of the Common Stock, will be stayed and the Common Stock will continue to trade on the Nasdaq Capital Market until the hearing process concludes and the Panel issues a written decision.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to WiSA Technologies, Inc.’s Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on March 25, 2024.
10.1	Form of Warrant Amendment Agreement, by and between WiSA Technologies, Inc. and the signatories thereto.
99.1	Press release, dated March 25, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2024	WISA TECHNOLOGIES, INC.

	By:	/s/ Brett Moyer
Name: Brett Moyer Title: Chief Executive Officer